                                                                    EXHIBIT 5.01

                                  July 16, 1999



Concur Technologies, Inc.
6222 185th Avenue NE
Redmond, Washington 98052


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about June 21, 1999 (the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,709,945 shares of the Common Stock (the "STOCK") of Concur Technologies, Inc., a Delaware corporation (the "COMPANY"), which shares of Stock are presently issued and outstanding and will be sold by certain selling stockholders named in the Registration Statement (the "SELLING STOCKHOLDERS").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2)  the Prospectus prepared in connection with the Registration Statement;

     (3) the Form 8-A for Registration of Certain Classes of Securities Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 filed with the Commission on December 7, 1998 under file No. 000-25137;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors of the Company that are contained in your minute books and the minute books of your predecessor, Concur Technologies, Inc., a Washington corporation;

     (5) the stock records that you have provided to us (consisting of a list of stockholders issued by your transfer agent, Norwest Bank of Minnesota, N.A., and a list of option and warrant holders respecting your capital stock and of any rights to purchase capital stock that was prepared by you and dated July 15, 1999);

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     (6) the Agreement and Plan of Reorganization dated May 26, 1999 by and among the Company, ConStar Acquisition Corp., a Delaware corporation, and Seeker Software, Inc., a Delaware corporation;

     (7) the agreements under which the Selling Stockholders acquired the shares of Common Stock to be sold by them in connection with the Registration Statement; and

     (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In addition, we have verified with your transfer agent that 22,619,337 shares of Stock are outstanding as of June 15, 1999.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on the original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, the currently effective Delaware General Corporation Law (without reference to case law or secondary sources) and the existing laws of the State of California.

     Based upon the foregoing, it is our opinion that the 1,709,946 shares of Stock to be sold by the Selling Stockholders, when issued, sold and delivered in the manner and for the

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consideration stated in the Registration Statement and the Prospectus, pursuant to the Registration Statement will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.



                                                Very truly yours,

                                                FENWICK & WEST LLP


                                                By: /s/ Matthew P. Quilter
                                                   -----------------------------
                                                   Matthew P. Quilter, a Partner